As filed with the Securities and Exchange Commission on March 5, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SIFY TECHNOLOGIES LIMITED
(Exact name of registrant as specified in its charter)

Republic of India (State or other jurisdiction of incorporation or organization)	Not applicable (IRS Employer Identification No.)
Tidel Park, 2nd Floor
No. 4, Rajiv Gandhi Salai, Taramani
Chennai 600 113, India
(91) 44-254-0770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
ASSOCIATE STOCK OPTION PLAN 2007
(Full title of the plan)

CT CORPORATION SYSTEM
111 8th Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Richard E. Baltz
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, D.C. 20004
(202) 942-5000
Fax. No. (202) 942-5999
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum
		offering	aggregate	Amount of
Title of Securities	Amount to be	price per	offering	registration
to be registered	registered (1)	share (2)	price (2)(3)	fee
Equity Shares, par value Rs. 10 per share	2,000,000	$1.68	$3,360,000	$239.57

(1)	This registration statement is for registering the Equity Shares under the Associate Stock Option Plan 2007 (ASOP 2007) and shall also cover any additional Equity Shares which become issuable under the ASOP 2007 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Equity Shares.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the American Depositary Shares as reported on the Nasdaq Global Market on March 1, 2010 in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended.

(3)	American Depositary Shares, each representing one Equity Share, issuable upon deposit of Equity Shares, have been registered separately on Form F-6 (File No. 333-10982), as amended; and on Form F-6 (File No. 333-159114).

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
          The documents containing the information specified in Part I of Form S-8 have been provided, or will be provided, to employees of the Registrant as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
          We will provide to each recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:
Sify Technologies Limited
Tidel Park, 2nd Floor
No. 4, Rajiv Gandhi Salai
Taramani, Chennai 600 113 India
(91) 44-2254-0770
Attention: MP Vijay Kumar, Chief Financial Officer
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed with the Commission by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 by reference:
•	the Registrant’s Annual Report on Form 20-F, filed with the Commission on September 28, 2009; and

•	the Registrant’s Current Reports on Form 6-K, filed with the Commission on July 24, 2009; July 30, 2009 (excluding the portion of such Current Report “furnished” and not “filed”); August 28, 2009; September 3, 2009 (Current Report on Form 6-K/A); September 11, 2009; and December 10, 2009 and

•	the section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 14, 1999, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents (excluding any information “furnished” on Form 6-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
          Not Applicable.
Item 5. Interests of Named Experts and Counsel.
          Not Applicable.
Item 6. Indemnification of Directors and Officers.
          The Registrant has obtained directors and officers insurance providing indemnification for a number of its directors, officers, affiliates, partners or employees for specified errors and omissions.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits
          See Exhibit Index attached hereto.
Item 9. Undertakings.
     (1) The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chennai, State of Tamil Nadu, Country of India, on this 5th day of March, 2010.

SIFY TECHNOLOGIES LIMITED
By:	/s/ Raju Vegesna
Raju Vegesna
Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, MP Vijay Kumar, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue thereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 5, 2010 :

Signature	Title(s)
/s/ Raju Vegesna Raju Vegesna	Chief Executive Officer and Managing Director (Principal Executive Officer)

/s/ MP Vijay Kumar MP Vijay Kumar	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ananda Raju Vegesna Ananda Raju Vegesna	Executive Director

/s/ TH Chowdary T H Chowdary	Director

/s/ PS Raju P S Raju	Director

/s/ SK Rao S K Rao	Director

/s/ CB Mouli C B Mouli	Director

/s/ S R Sukumara S R Sukumara	Director

/s/ Donald Puglisi Donald Puglisi	Authorized Representative in the United States

INDEX TO EXHIBITS
     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated by reference herein:
4.1	Deposit Agreement, dated as of October 18, 1999, among Sify Technologies Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (No. 333-10982) filed with the Commission on January 5, 2000)

4.2	Amendment No. 1 to Deposit Agreement among Sify Technologies Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to the Post-Effective Amendment No. 1 to Form F-6 (No. 333-10982) filed with the Commission on January 5, 2000)

4.3	Amendment No. 2 to Deposit Agreement among Sify Technologies Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt) (filed as an exhibit to the Registration Statement on Form S-8 (No. 333-101322) filed with Commission on November 20, 2002)

4.4	Amendment No. 3 to Deposit Agreement among Sify Technologies Limited, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depository Receipt). (Previously filed as an exhibit to Form F-6 (No. 333-159114) filed with the Commission on May 11, 2009)

4.4	Subscription Agreement dated November 10, 2005 between Sify Technologies Limited and Infinity Capital Ventures, LP (filed as an exhibit to the Report on Form 6-K filed with the Commission on November 21, 2005)

4.5	Standstill Agreement dated November 10, 2005 by and among Sify Technologies Limited, Infinity Capital Ventures, LP and Mr. Raju Vegesna (filed as an exhibit to the Report on Form 6-K filed with the Commission on November 21, 2005)

4.6	Shareholders’ Agreement dated December 20, 2005 by and among Sify Technologies Limited, Infinity Satcom Universal (P) Limited, and Sify Communications Limited (filed as an exhibit to the Report on Form 6-K filed with the Commission on December 23, 2005)

4.7	Addendum dated April 13, 2006 to the Shareholders’ Agreement, dated December 20, 2005, by and among Sify Technologies Limited, Infinity Satcom Universal (P) Limited and Sify Communications Limited (filed as an exhibit to the Report on Form 6-K filed with the Commission on April 25, 2006)

4.8	Shareholders’ Agreement dated November 25, 2005 by and among Sify Technologies Limited, Man Financial Holdings Limited and Refco-Sify Securities India Private Limited (filed as an exhibit to the Report on Form 6-K filed with the Commission on December 7, 2005)

5.1	Opinion of K. Ramesh. *

10.2	Associate Stock Option Plan 2007 (filed as an exhibit to the Annual Report on Form 20-F filed with the Commission on October 14, 2008)

23.1	Consent of K. Ramesh (included in Exhibit 5.1).*

23.2	Consent of KPMG, India, Independent Registered Public Accountants. *

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	filed herewith